EXHIBIT – 99.906CERT
Section 906 Certifications
We, Robert Conti, Chief Executive Officer and President, and John M. McGovern, Treasurer and Principal Financial and Accounting Officer, of Neuberger Berman Advisers Management Trust (“Registrant”), certify, pursuant to 18 U.S.C. Section 1350 enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:
1.
The Registrant’s periodic report on Form N-CSR for the period ended December 31, 2014 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or 78o(d)); and

2.	The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: February 27, 2015

/s/ Robert Conti
Robert Conti
Chief Executive Officer and President
Neuberger Berman Advisers Management Trust

/s/ John M. McGovern
John M. McGovern
Treasurer and Principal Financial and Accounting Officer
Neuberger Berman Advisers Management Trust

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.